Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of Nayna Networks, Inc. of our report dated January 20, 2005, relating to the financial statements of Nayna Networks, Inc. (formerly Rescon Technology Corp.) as of and for the years ended August 31, 2004 and 2003 and for the period from reactivation (July 14, 1999) through August 31, 2004, which is incorporated by reference into such Form S-8.

MANTYLA MCREYNOLDS
Salt Lake City, Utah

/s/ Mantyla McReynolds
Dated: November 18, 2005